Exhibit 99.1

Calyxt Announces Effective Date of Reverse Stock Split

ROSEVILLE, MN, April 7, 2023 (PR NEWSWIRE) – Calyxt, Inc. (Nasdaq: CLXT) (“Calyxt” or the “Company”) today announced that it will proceed with the 1-for-10 reverse stock split previously approved by the Company’s shareholders at the annual meeting of shareholders on June 1, 2022. Calyxt plans to file an amendment to its certificate of incorporation to effectuate the reverse stock split after the close of trading on April 24, 2023, and Calyxt’s common stock, par value $0.0001 per share, will begin trading on an adjusted basis giving effect to the reverse stock split on April 25, 2023.

When the reverse stock split is effective, every ten shares of the Company’s common stock issued and outstanding or held as treasury shares as of the effective date will be automatically combined into one share of Calyxt common stock. This will reduce the number of outstanding shares of Calyxt common stock from approximately 49.3 million to approximately 4.9 million. The reverse stock split will have no effect on the number of shares of Calyxt common stock authorized for issuance or on the par value of the Company’s common stock.

Outstanding Calyxt equity-based awards under Calyxt’s benefit plans will be proportionately adjusted. No fractional shares will be issued in connection with the reverse stock split and any fractional shares resulting from the reverse stock split will be rounded up to the nearest whole share.

Calyxt’s common stock will continue trading on the Nasdaq Capital Market (under the symbol “CLXT”), but will trade under a new CUSIP number starting on April 25, 2023.

The Company’s transfer agent, Broadridge Corporate Issuer Solutions, Inc., will maintain the book-entry records for the Company’s common stock. Registered stockholders holding pre-split shares of the Company’s common stock electronically in book-entry form are not required to take any action to receive post-split shares. Stockholders owning shares via a broker, bank, custodian or other nominee will have their positions automatically adjusted to reflect the reverse stock split, subject to such broker’s particular processes, and will not be required to take any action in connect with the reverse stock split. Such beneficial holders are encouraged to contact their broker, bank or custodian with any procedural questions.

Additional information concerning the reverse stock split can be found in Calyxt’s definitive proxy statement filed with the Securities and Exchange Commission (the “SEC”) on April 19, 2022.

About Calyxt

Calyxt (Nasdaq: CLXT) is a plant-based synthetic biology company. Calyxt leverages its proprietary PlantSpring™ technology platform and Plant Cell Matrix™ structures to engineer plant metabolism to produce innovative high value plant-based chemistries for use in customers’ materials and products. As plant-based solutions, Calyxt’s synthetic biology products can be used in helping customers meet their sustainability targets and financial goals. Calyxt’s diversified offerings are primarily delivered through its proprietary BioFactory production system. For more information, visit www.calyxt.com.

PlantSpring, Plant Cell Matrix, PCM, BioFactory, and the Calyxt logo are trademarks of Calyxt, Inc. Any other trademarks belong to their respective owners.

Forward-Looking Statements

This communication contains “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements in this press release include statements about the implementation and effectiveness of the reverse stock split. These and other forward-looking statements are predictions and projections about future events and trends based on the Company’s current expectations, objectives, and intentions and are premised on current assumptions. The Company’s actual results, level of activity, performance, or achievements could be materially different than those expressed, implied, or anticipated by forward-looking statements due to a variety of factors, as discussed in Part I, Item 1A, “Risk Factors” in the Company’s filings with the SEC, included in Part I, Item 1A of its Annual Report on Form 10-K/A for the year ended December 31, 2022, which was filed with the SEC on March 3, 2023, and its subsequent reports on Forms 10-Q and 8-K filed with the SEC. Any forward-looking statements made by management of the Company are based only on currently available information and speak only as of the date of this report. Except as otherwise required by securities and other applicable laws, the Company does not assume any obligation to publicly provide revisions or updates to any forward-looking statements, whether as a result of new information, future developments or otherwise, should circumstances change.